UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

NeuBase Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-230168	46-5622433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Technology Drive, Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 450-1790

Ohr Pharmaceutical, Inc.

800 Third Avenue, 11th Floor

New York, New York 10022

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OHRP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement and Common Stock Purchase Agreement

On July 12, 2019, NeuBase Therapeutics, Inc. (the “Company” or “NeuBase”) (formerly known as Ohr Pharmaceutical, Inc.) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of an aggregate 1,538,462 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $3.25 per Share. The closing of the Private Placement (the “Closing”) is expected to occur on July 15, 2019, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds for the sale of the Shares will be $5.00 million. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives.

The Shares sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to provide the Purchasers with certain “piggy-back” registration rights that may require the Company to effect certain registrations to register for resale such Shares, and agreed further to file a shelf registration statement (a “Shelf Registration Statement”) with the SEC within 90 days following the Closing to register the Shares for resale. If the Company fails to meet the specified filing deadlines or keep the Shelf Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Transaction Documents

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 12, 2019, the Company completed its business combination with the Delaware corporation that was previously known as “NeuBase Therapeutics, Inc.” in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 2, 2019, by and among the Company, Ohr Acquisition Corp. (“Merger Sub”), and NeuBase Therapeutics, Inc. (“Private NeuBase”), as amended by the First Amendment thereto made and entered into as of June 27, 2019 (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private NeuBase, with Private NeuBase surviving as a wholly owned subsidiary of the Company (the “Merger”). On July 12, 2019, immediately after completion of the Merger, the Company changed its name to “NeuBase Therapeutics, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Private NeuBase, which is a biotechnology company focused on the development of next generation gene silencing therapies to address rare genetic diseases caused by mutant proteins.

Under the terms of the Merger Agreement, the Company issued shares of Common Stock to Private NeuBase’s stockholders at an exchange rate of 1.019055643 shares of Common Stock for each share of Private NeuBase’s common stock outstanding immediately prior to the Merger (the “Exchange Ratio”). The exchange rate was determined through arms’-length negotiations between the Company and Private NeuBase. The Company also assumed all of the stock options outstanding and unexercised under the NeuBase Therapeutics, Inc. 2018 Equity Incentive Plan with such stock options henceforth representing the right to purchase a number of shares of Common Stock equal to the Exchange Ratio multiplied by the number of shares of Private NeuBase’s common stock previously represented by such options (and rounding the resulting number down to the nearest whole share) at an exercise price equal to the previous per share exercise price of such options divided by the Exchange Ratio (and rounding the resulting number up to the nearest whole cent).

Immediately after the Merger, there were approximately 15,524,219 shares of Common Stock outstanding. Immediately after the Merger, the former stockholders, optionholders, warrantholders and noteholders of Private NeuBase owned, or held rights to acquire, approximately 85% of the fully-diluted Common Stock of the combined company, with the Company’s stockholders, optionholders and warrantholders immediately prior to the Merger owning, or holding rights to acquire, approximately 15% of the fully-diluted Common Stock of the combined company.

The shares of Common Stock issued to the former stockholders of Private NeuBase were registered with the SEC on a Registration Statement on Form S-4 (File No. 333-230168), as amended.

The Common Stock listed on The Nasdaq Capital Market, previously trading through the close of business on July 12, 2019 under the ticker symbol “OHRP,” will commence trading on the Nasdaq Capital Market under the ticker symbol “NBSE” on July 15, 2019. The Common Stock has a new CUSIP number, 64132K102.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2019 and the full text of the First Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares have not been registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s stockholders held on July 10, 2019 (the “Special Meeting”), the Company’s stockholders approved an amendment and restatement to the Company’s Certificate of Incorporation to, among other things, change the corporate name of the Company from “Ohr Pharmaceutical, Inc.” to “NeuBase Therapeutics, Inc.”

On July 12, 2019, in connection with the Merger, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) to, among other things, subsequently change the Company’s name from “Ohr Pharmaceutical, Inc.” to “NeuBase Therapeutics, Inc.” effective as of 9:54 AM Eastern Time on July 12, 2019.

The foregoing description of the Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, each of the directors of the Company resigned as of the closing of the Merger. In connection with the Merger, the number of directors on the Board was set to five (5) directors. Pursuant to the terms of the Merger Agreement, all of the new directors of the Company were designated by Private NeuBase.

In accordance with the Merger Agreement, on July 12, 2019, immediately prior to the effective time of the Merger, June S. Almenoff, M.D., Ph.D., Thomas M. Riedhammer, Ph.D., Dr. Jason S. Slakter, the Hon. Michael Ferguson and Orin Hirschman resigned from the Board and any respective committees of the Board to which they belonged. Following such resignations and effective as of the effective time of the Merger the following individuals were appointed to the Board: Dr. Dov A. Goldstein, J.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders, Dr. Diego Miralles, as a director whose term expires at the Company’s 2021 annual meeting of stockholders, Eric I. Richman, as a director whose term expires at the Company’s 2020 annual meeting of stockholders, Dr. Franklyn G. Prendergast, as a director whose term expires at the Company’s 2019 annual meeting of stockholders, and Dr. Dietrich Stephan, as a director whose term expires at the Company’s 2021 annual meeting of stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on July 12, 2019, immediately prior to the effective time of the Merger, June S. Almenoff, M.D., Ph.D., Thomas M. Riedhammer, Ph.D., Dr. Jason S. Slakter, the Hon. Michael Ferguson and Orin Hirschman resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Resignation of Dr. Jason Slakter as President and Chief Executive Officer

On July 12, 2019, in connection with the Merger, Dr. Jason Slakter resigned from his position with the Company as President and Chief Executive Officer. His resignation is not due to a dispute or disagreement with the Company.

Pursuant to his retention bonus agreement, upon the closing the Merger, Dr. Slakter is entitled to receive a retention bonus payment of $75,000 for his continued service to the Company since January 2, 2019.

The foregoing description of the terms of Dr. Slakter’s retention bonus agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Retention Bonus Agreement, by and between the Company and Dr. Slakter, dated January 2, 2019, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2019.

Appointment of Officer

(c) On July 12, 2019, effective as of the effective time of the Merger, the Board appointed Dietrich Stephan, Ph.D., as the Company’s President and Chief Executive Officer, and Sam Backenroth as the Company’s Chief Financial Officer, Treasurer and Secretary, to serve at the discretion of the Board.

        Dietrich Stephan, Ph.D., age 49, is currently the founder and Chief Executive Officer of Private NeuBase. Before founding Private NeuBase, Dr. Stephan was founder and Chief Executive Officer of LifeX Holdings, a healthcare startup incubator, and a tenured full professor of Human Genetics at the University of Pittsburgh. He served as Chair of the Department of Human Genetics at the University of Pittsburgh from 2013 to 2018, and earlier, as the founding Director of the Neurogenomics Division at the Translational Genomics Research Institute (TGen) and Deputy Director of Discovery Research at TGen. Dr. Stephan is Chairman of Peptilogics, a privately held peptide therapeutics company; a director of Sharp Edge Labs, a privately held small-molecule genetic disease therapeutics company; a director of FarmaceuticalRx, a privately held pharmaceutical company developing cannabinoid-based therapies; a director of Epistemix, a population-based disease modeling company; and partner in Cyto Ventures, an early stage investment fund. In the last five years, Dr. Stephan has held director roles at Whole Biome, a privately held company developing microbiome therapies; CereDx, a privately held home-base stroke detection diagnostics company; Elastogenesis, a privately held pharmaceutical company developing therapies for dermal extracellular matrix regeneration; Western Oncolytics, a privately held pharmaceutical company developing oncolytic viruses; iGenomX, a privately held company developing genome sequencing reagents; Ariel Precision Medicine, a privately held diagnostics company focused on pancreatic disease; and ParaBase, a privately held company focused on developing neonatal genetic diagnostic tests. Dr. Stephan received his B.S. in Biology from Carnegie Mellon University and his Ph.D. in Human Genetics from the University of Pittsburgh. He also completed a fellowship at the National Human Genome Research Institute.

Sam Backenroth, age 35, is currently the Chief Financial Officer and Vice President of Business Development of Ohr, and has been a Director of DepYmed, a joint venture of Ohr, since 2014. Mr. Backenroth has previously worked as an investment banker with The Benchmark Company LLC, an investment banking firm specializing in micro-cap biotech transactions. While at Benchmark, he helped fund numerous small biotech companies raise growth equity capital through a variety of structures. Mr. Backenroth also acted as an advisor to public and private biotech companies in assisting with business development activities, joint ventures, licensing, strategic partnerships, and mergers & acquisitions. He graduated with honors from Touro College with a Bachelor’s degree in finance.

Appointment of Directors

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Board in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

On July 12, 2019, Dr. Goldstein, Dr. Prendergast, and Mr. Richman were appointed to the audit committee of the Board. Dr. Goldstein was appointed as the chairman of the audit committee, and Mr. Richman is an “audit committee financial expert.” On July 12, 2019, Dr. Goldstein, Dr. Miralles, and Dr. Prendergast were appointed to the compensation committee of the Board, and Dr. Prendergast was appointed as the chairman of the compensation committee. On July 12, 2019, Mr. Richman was appointed to the nominating and corporate governance committee of the Board, and Dr. Miralles was appointed as the chairman of the nominating and corporate governance committee.

Dietrich Stephan, Ph.D.’s biographical information is disclosed in the section immediately above under the heading “Item 2. Appointment of Officer.”

Dov A. Goldstein, M.D., age 51, is currently a private investor. Dr. Goldstein previously was the Chief Financial Officer at Schrödinger, LLC from 2017 to 2018. Dr. Goldstein served as a Managing Partner at Aisling Capital, a private investment firm, from 2014 to October 2017, Partner from 2008 to 2014 and a principal at Aisling Capital from 2006 to 2008. Dr. Goldstein served as the Chief Financial Officer of Loxo Oncology, Inc. between July 2014 and January 2015, and was its acting Chief Financial Officer from January 2015 to May 2015. From 2000 to 2005, Dr. Goldstein served as Chief Financial Officer of Vicuron Pharmaceuticals, Inc., which was acquired by Pfizer, Inc. in September 2005. Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures. Dr. Goldstein also completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital. Dr. Goldstein serves as a director and as a member and Chairman, respectively, of the boards’ compensation committees of Esperion Therapeutics, Inc. (Nasdaq: ESPR) and ADMA Biologics, Inc. (Nasdaq: ADMA). He also previously served as a director of Loxo Oncology, Inc. (Nasdaq: LOXO) and Cempra, Inc. (which was acquired by Melinta Therapeutics, Inc.) within the past five years. Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School and an M.D. from Yale School of Medicine.

Diego Miralles, M.D., age 56, is currently the Chief Executive Officer of Vividion Therapeutics, Inc., a biotechnology company with a platform to discover and develop small molecule therapeutics, and has served in that role since August 2017. Prior to briefly serving as President of Adaptive Therapeutics, Inc. during 2016 and 2017, Dr. Miralles had an extensive career at Johnson & Johnson, culminating in his position as the Global Head of Innovation, and was involved in the development and approval of PREZISTA® and INTELENCE®. He was the head of the Janssen Research and Early Development unit in La Jolla, CA. While at Johnson & Johnson, he founded and launched the JLABS incubator in 2012 for start-up life science entrepreneurs, and was instrumental in developing and launching Johnson & Johnson’s Innovation center model in 2013. He was a member of the management committee at Janssen, one of the largest pharmaceutical companies in the world. He was also a member of the management board of Tibotec BVBA, a leading virology company and a Johnson & Johnson company. Prior to Johnson & Johnson, Dr. Miralles held R&D positions at Trimeris, Inc. and Triangle Pharmaceuticals, Inc., and he was an Assistant Professor at Duke University Medical Center, where he was a bench scientist and an Infectious Disease physician, with a focus on HIV. Dr. Miralles is currently an Adjunct Professor in the Department of Pharmacology at the University of California San Diego. He received his M.D. degree from the Universidad de Buenos Aires, Argentina, completed his internal medicine residency at the Mayo Clinic and was a fellow in Infectious Diseases at Cornell University-New York Hospital.

Franklyn G. Prendergast, M.D., Ph.D., age 74, retired from the Mayo Clinic in 2014 and is currently the Emeritus Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology and Emeritus Professor of Molecular Pharmacology and Experimental Therapeutics at Mayo Medical School. At the Mayo Clinic, he served in several capacities, most significantly, as the Director for Research 1989 – 1992, inclusive, Member of the Mayo Clinic Board of Governors and Executive Committee 1991 – 2007, and Member of the Mayo Clinic Board of Trustees from 1991-2009, inclusive. From 1994 to 2006, he served as a director of Mayo Clinic Cancer Center. He also previously held several other teaching positions at the Mayo Medical School from 1975 through 2014. Dr. Prendergast has served for the National Institute of Health on numerous study section review groups; as a charter member of the Board of Advisors for the Division of Research Grants, now the Center for Scientific Review; the National Advisory General Medical Sciences Council; and the Board of Scientific Advisors of the National Cancer Institute. He held a Presidential Commission for service on the National Cancer Advisory Board. Dr. Prendergast also has served in numerous other advisory roles for the National Institute of Health and the National Research Council of the National Academy of Sciences. He is a member of the board of directors of Cancer Genetics, Inc. (Nasdaq: CGIX) and a member of the board’s audit, compensation and nominating committees. He is also a member of the board of directors of Medibio Limited (ASX:MEB) (OTCQB:MDBIF) and the Infectious Disease Research Institute (IDRI), and he previously served on the board of directors of Eli Lilly & Co. from 1995 to 2017 and was a member of the board’s science and technology committee and public policy and compliance committee. Dr. Prendergast obtained his medical degree with honors from the University of West Indies and attended Oxford University as a Rhodes Scholar, earning an M.A. degree in physiology. He obtained his Ph.D. in Biochemistry at the University of Minnesota.

Eric I. Richman, age 58, is currently the interim Chief Executive Officer of LabConnect, Inc., a provider of global central laboratory services, a position he has held since November 2018. Mr. Richman was previously a Venture Partner at Brace Pharma Capital, a life science venture capital firm, from January 2016 to September 2018 and is involved with several private and public biotechnology companies. He also served as Chief Executive Officer of Tyrogenex Inc., a biopharmaceutical company, from 2016 to 2018. Mr. Richman served as the President and Chief Executive Officer of PharmAthene, Inc. (“PharmAthene”), subsequently acquired by Altimmune, Inc., between October 2010 and March 2015. He also served on PharmAthene’s board of directors, when the company was listed on the NYSE, from 2010 to 2017. Prior to joining PharmAthene, Mr. Richman held various commercial and strategic positions of increasing responsibility over a 12-year period at MedImmune, Inc. from its inception and was Director, International Commercialization at that company. Mr. Richman served as a director of Lev Pharmaceuticals, Inc. (acquired by Viropharma) and as Chairman of its Commercialization Committee and served as a director of American Bank Incorporated (acquired by Congressional Bancshares). Mr. Richman currently serves as a director of Adma Biologics, Inc. (Nasdaq: ADMA) (as well as a member of such board’s audit, compensation and governance and nominating committees), Variant Pharmaceuticals, Inc., NovelStem International Corp. (OTCMKTS: NSTM) and LabConnect, Inc. where he serves as the Chairman of the Board. Mr. Richman received a B.S. in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a M.B.A. from the American Graduate School of International Management.

There are no family relationships among any of the Company’s directors and executive officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Commencing on July 15, 2019, the Company expects the trading symbol for its Common Stock, which is currently listed on the Nasdaq Capital Market, to change from “OHRP” to “NBSE”. The change in trading symbol is related solely to the change of the name of the Company.

Item 8.01	Other Events.

On July 11, 2019, Private NeuBase closed a private placement transaction with certain accredited investors (the “Pre-Merger Financing Closing”), whereby, among other things, Private NeuBase issued to certain investors shares of Private NeuBase common stock immediately prior to the Merger in a private placement transaction (the “Pre-Merger Financing”), pursuant to those certain Common Stock Purchase Agreements (the “Pre-Merger Purchase Agreements”), made and entered into as of July 11, 2019, by and among Private NeuBase and the buyers listed on the signature pages attached thereto (the “Pre-Merger Investors”).

At the closing of the Pre-Merger Financing, Private NeuBase issued and sold to the Pre-Merger Investors an aggregate of 5,202,879 shares of Private NeuBase’s common stock, which upon the consummation of the Merger were converted pursuant to the Exchange Ratio in the Merger into the right to receive 5,302,005 shares of Common Stock.

On July 12, 2019, the Company issued a press release announcing the completion of the Merger and the Pre-Merger Financing. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of NeuBase required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibits
3.1	Amended and Restated Certificate of Incorporation, filed July 12, 2019
10.1	Common Stock Purchase Agreement, dated as of July 12, 2019, between the Company and the purchasers named in the signatures pages thereto
10.2	Registration Rights Agreement, dated as of July 12, 2019, between the Company and the purchasers named in the signature pages thereto
99.1	Press Release, dated July 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuBase Therapeutics, Inc.

Date: July 12, 2019	By:	/s/ Dr. Dietrich Stephan
Name: Dr. Dietrich Stephan
Title: President and Chief Executive Officer